                                                                     Exhibit 5.1
                         PILLSBURY MADISON & SUTRO LLP
                                 P.O. Box 7880
                            San Francisco, CA 94120
                              Tel: (415) 983-1000
                              Fax: (415) 983-1200




                                August 22, 1996


The Immune Response Corporation
5935 Darwin Court
Carlsbad, California  92008


          Re:  Registration Statement on Form S-8


Gentlemen:

     With reference to the Registration Statement on Form S-8 to be filed by The Immune Response Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 500,000 shares of the Company's Common Stock issuable pursuant to the Amended and Restated 1989 Stock Plan of The Immune Response Corporation (the "Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                             Very truly yours,

                                             /s/ PILLSBURY MADISON & SUTRO LLP